Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 29, 2024, relating to the consolidated financial statements of Nxu, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern uncertainty). We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, NJ

November 8, 2024